EXHIBIT 23.2




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS








ASA International Ltd.
Framingham, Massachusetts



     We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of our audit report dated March 2, 2001, relating to the 2000 and 1999 consolidated financial statements of ASA International Ltd. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us in the caption "Experts" in the Registration Statement.



/s/ BDO Seidman, LLP



BDO Seidman, LLP



Boston, Massachusetts
April 30, 2002


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